Exhibit 99.1

The Trade Desk Reports Fourth Quarter and Fiscal Year 2019 Financial Results

LOS ANGELES--(BUSINESS WIRE)--February 27, 2020--Global advertising technology leader The Trade Desk (Nasdaq:TTD) today announced financial results for its fourth quarter and fiscal year ended December 31, 2019.

“Our vision is to change the way advertising is bought by enabling data-driven decisions. For The Trade Desk, 2019 was another major step toward achieving that vision. Total spend on our platform was a record $3.1 billion. Spend in Q4 topped $1 billion, the first time we had ever crossed that threshold in a single quarter. This record spend helped drive 39% revenue growth to $661 million in 2019. We also generated $108.3 million in net income and $213.9 million of adjusted EBITDA. We continue to deliver strong revenue growth while also generating profitability that is significantly higher than nearly all other comparable software and internet companies of our size,“ said Jeff Green, Founder and CEO of The Trade Desk.

Fourth Quarter and Full Year 2019 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters and fiscal year ended December 31, 2019 and 2018 ($ in millions, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP Results
Revenue	$215.9	$160.5	$661.1	$477.3
Increase in revenue year over year	35%	56%	39%	55%
Net Income	$50.9	$39.4	$108.3	$88.1
Diluted EPS	$1.06	$0.84	$2.27	$1.92

Non-GAAP Results
Adjusted EBITDA	$83.5	$67.1	$213.9	$159.4
Adjusted EBITDA Margin	39%	42%	32%	33%
Non-GAAP Net Income	$71.6	$51.1	$176.3	$123.8
Non-GAAP Diluted EPS	$1.49	$1.09	$3.69	$2.70

Fourth Quarter and 2019 Business Highlights Include:

  Continued Share Gain: 2019 gross spend on the platform was over $3.1 billion, a 33% increase from a year ago.
  Continued Omni-channel Growth: Omni-channel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying. Specific channel spend highlights include:
    Video grew 54% from Q4 2018 to Q4 2019.
    Connected TV grew about 100% from Q4 2018 to Q4 2019.
    Connected TV grew 137% from 2018 to 2019.
    Audio grew over 185% from 2018 to 2019.
    Mobile video grew over 50% from 2018 to 2019.
    Mobile in-app grew over 67% from 2018 to 2019.
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 24 quarters.
  Officially Launched a Programmatic Ad Buying Platform in China in March 2019: Programmatic offering allows marketers the ability to reach millions of connected consumers in China by providing:
    The ability to use their first-party data with The Trade Desk’s trusted platform.
    Partnerships with China’s premium media companies, including Baidu Exchange Services, iQIYI, Tencent Marketing Solution, and Youku.
    Integrations with leading data, brand safety, and anti-fraud partners to ensure their campaigns reach scale and performance.
  Continued Unified ID Momentum: The Trade Desk is committed to enhancing the effectiveness of programmatic advertising by providing a free unified ID solution that allows all parties across the supply chain (i.e.SSPs, DSPs, DMPs and data providers) to utilize The Trade Desk’s cookie footprint to increase their own cookie coverage across the global, independent internet. During the year, new partners adopting unified ID included:
    YIELDONE, the first Japanese-based SSP to adopt The Trade Desk’s unified ID solution,
    Prebid.org., an industry wide initiative dedicated to creating standardized solutions for programmatic advertising,
    Throtle, a leading identity-based data onboarder,
    Factual, a location data company,
    Tapad, a leading global marketing technology company.
  2019 Awards and Recognition: The Trade Desk won the Best Demand-Side Technology in the inaugural AdExchanger Awards and was named the Best Demand Side Platform at the ClickZ Marketing Technology Awards 2019. The Trade Desk was named Best Medium Workplace by Great Place to Work™ and Fortune for the third year in a row.

Full Year 2020 and First Quarter Outlook:

Mr. Green added, “We exited 2019 on a strong note and are seeing that momentum continue into 2020. Our focus is on grabbing market share and deepening our engagement and strategic importance with our customers. As a result, in 2020, we expect gross spend on our platform to accelerate year over year to at least $4.24 billion and revenue to be at least $863 million. In the coming year, we will continue to make aggressive investments in high-growth areas such as Connected TV, data, and global expansion. As a result, we expect our adjusted EBITDA to be $259 million, or 30% of revenue. We believe investing in our core growth opportunities will maximize profitability over the long-term. I have never felt more confident in the direction of our business than I do heading into 2020.“

The Trade Desk is providing its financial targets for the fiscal year 2020 and first quarter of 2020. The Company’s financial targets are as follows:

Full Year 2020:

  Total Gross Spend of at least $4.24 billion
  Revenue of at least $863 million
  Adjusted EBITDA of $259 million or 30% of revenue

First Quarter 2020

  Revenue of $169 million
  Adjusted EBITDA of $35 million

We have not provided outlook for GAAP Net income or reconciliation of adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, because net income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net, and provision for income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Fourth Quarter and Fiscal Year 2019 Results Webcast and Conference Call Details

  When: February 27, 2020 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 877-407-0782. For callers outside the United States, please dial 1-201-689-8567. Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 58047). Outside the United States, please dial 1-919-882-2331 (replay code: 58047). The audio replay will be available via telephone until March 5, 2020.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$215,944	$160,468	$661,058	$477,294
Operating expenses (1):
Platform operations	47,267	35,256	156,180	114,098
Sales and marketing	42,931	27,064	132,882	87,071
Technology and development	32,803	24,086	116,752	83,892
General and administrative	40,293	25,094	143,048	84,910
Total operating expenses	163,294	111,500	548,862	369,971
Income from operations	52,650	48,968	112,196	107,323
Total other expense (income), net	(1,045)	(336)	(4,024)	1,586
Income before income taxes	53,695	49,304	116,220	105,737
Provision for income taxes	2,750	9,869	7,902	17,597
Net income	$50,945	$39,435	$108,318	$88,140
Earnings per share:
Basic	$1.13	$0.91	$2.43	$2.08
Diluted	$1.06	$0.84	$2.27	$1.92
Weighted average shares outstanding:
Basic	45,036	43,223	44,533	42,442
Diluted	48,034	46,777	47,806	45,793

(1) Includes stock-based compensation expense as follows:

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Platform operations	$1,456	$1,326	$5,350	$4,463
Sales and marketing	7,675	3,549	20,769	11,306
Technology and development	7,974	4,950	26,553	13,855
General and administrative	7,285	4,427	28,086	12,586
Total	$24,390	$14,252	$80,758	$42,210

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$130,876	$207,232
Short-term investments	124,112	—
Accounts receivable, net	1,166,376	834,764
Prepaid expenses and other current assets	27,857	14,527
Total current assets	1,449,221	1,056,523
Property and equipment, net	64,012	33,046
Operating lease assets	173,449	—
Deferred income taxes	18,950	8,460
Other assets, non-current	23,129	19,843
Total assets	$1,728,761	$1,117,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$868,618	$669,147
Accrued expenses and other current liabilities	47,178	44,844
Operating lease liabilities	14,577	—
Total current liabilities	930,373	713,991
Operating lease liabilities, non-current	174,873	—
Other liabilities, non-current	10,998	9,314
Total liabilities	1,116,244	723,305

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	380,079	270,447
Retained earnings	232,438	124,120
Total stockholders' equity	612,517	394,567
Total liabilities and stockholders' equity	$1,728,761	$1,117,872

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2019	2018
OPERATING ACTIVITIES:
Net income	$108,318	$88,140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,662	11,822
Stock-based compensation	80,758	42,210
Deferred income taxes	(10,490)	(5,101)
Bad debt expense	2,702	2,115
Noncash lease expense	21,894	—
Other	(1,939)	2,905
Changes in operating assets and liabilities:
Accounts receivable	(331,369)	(239,901)
Prepaid expenses and other assets	(19,597)	(10,551)
Accounts payable	191,763	177,675
Accrued expenses and other liabilities	6,845	17,289
Operating lease liabilities	(10,342)	—
Net cash provided by operating activities	60,205	86,603
INVESTING ACTIVITIES:
Purchases of property and equipment	(35,693)	(19,795)
Capitalized software development costs	(4,911)	(5,396)
Purchases of investments	(212,776)	—
Maturities of investments	89,539	—
Net cash used in investing activities	(163,841)	(25,191)
FINANCING ACTIVITIES:
Repayment on line of credit	—	(27,000)
Payment of debt financing costs	(6)	(279)
Proceeds from exercise of stock options	29,874	10,021
Proceeds from employee stock purchase plan	16,746	13,805
Taxes paid related to net settlement of restricted stock awards	(19,334)	(6,677)
Net cash provided by (used in) financing activities	27,280	(10,130)
(Decrease) increase in cash and cash equivalents	(76,356)	51,282
Cash and cash equivalents—Beginning of period	207,232	155,950
Cash and cash equivalents—End of period	$130,876	$207,232

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net income	$50,945	$39,435	$108,318	$88,140
Add back:
Depreciation and amortization expense	6,416	3,715	21,662	11,822
Stock-based compensation expense	24,390	14,252	80,758	42,210
Interest expense (income), net	(956)	(220)	(4,719)	(333)
Provision for income taxes	2,750	9,869	7,902	17,597
Adjusted EBITDA	$83,545	$67,051	$213,921	$159,436

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP net income	$50,945	$39,435	$108,318	$88,140
Add back (deduct):
Stock-based compensation expense	24,390	14,252	80,758	42,210
Adjustment for income taxes	(3,783)	(2,585)	(12,768)	(6,503)
Non-GAAP net income	$71,552	$51,102	$176,308	$123,847

GAAP diluted EPS	$1.06	$0.84	$2.27	$1.92
Non-GAAP diluted EPS	$1.49	$1.09	$3.69	$2.70

Weighted average shares outstanding—diluted	48,034	46,777	47,806	45,793

Contacts

Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043